                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   September 9, 1997
                                                 -----------------------

                                SUMMIT DESIGN, INC.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

     Delaware                       0-20923                 93-1137888
--------------------------------------------------------------------------------
(State or other                   (Commission             (IRS Employer
jurisdiction of                   File Number)         Identification Number)
incorporation)

                    9305 S.W. GEMINI DRIVE, BEAVERTON, OREGON              97008
--------------------------------------------------------------------------------
        (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:   (503) 643-9281
                                                   ----------------------
                                       N/A
--------------------------------------------------------------------------------
            (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On September 9, 1997 (the "Closing Date"), pursuant to an Agreement and
Plan of Reorganization dated as of September 5, 1997 (the "Reorganization Agreement") among Summit Design, Inc., a Delaware corporation ("Summit"), Star Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Summit ("Merger Sub"), and Simulation Technologies Corp., a Minnesota corporation ("Simulation Technologies"), Summit acquired Simulation Technologies by means of a merger (the "Merger") of Simulation Technologies with and into Merger Sub, with Merger Sub remaining as the surviving corporation in the Merger. As a result of the Merger, Simulation Technologies became a wholly-owned subsidiary of Summit. Merger Sub was formed solely for the purpose of effecting the Merger. Summit is a leading provider of graphical design entry and verification software tools. Simulation Technologies develops and distributes EDA software running on Windows NT and UNIX systems.

    Pursuant to the Reorganization Agreement, an aggregate of 1,980,000 shares of Summit Common Stock were issued or reserved for issuance and $4,000,000 in cash was paid in exchange for (i) all of the issued and outstanding capital stock of Simulation Technologies and (ii) all unexpired and unexercised options to acquire capital stock of Simulation Technologies. Each outstanding share of Simulation Technologies capital stock was converted into the right to receive a number of shares of Summit Common Stock equal to the Exchange Ratio. The "Exchange Ratio" equalled 2,424,444 divided by the sum of (i) the total number of shares of Simulation Technologies capital stock outstanding on the Closing Date plus (ii) the total number of shares of Simulation Technologies capital stock subject to unexpired and unexercised options to purchase Simulation Technologies capital stock outstanding on the Closing Date. In lieu of the issuance of 444,444 shares of Summit Common Stock, the Simulation Technologies shareholders received an aggregate cash payment of $4,000,000. All options to purchase Simulation Technologies capital stock outstanding immediately prior to the Merger were assumed by Summit. Each such option became exercisable for that number of whole shares of Summit Common Stock equal to the product of the number of shares of Simulation Technologies capital stock subject to such option multiplied by the Exchange Ratio rounded down to the nearest whole number of shares of Summit Common Stock. The per share exercise price of each assumed option is equal to the quotient determined by dividing the exercise price per share of Simulation Technologies capital stock subject to such option immediately prior to the Merger by the Exchange Ratio, rounded up to the nearest whole cent. The actual number of shares issued in connection with the transaction (including shares to be issued upon exercise of assumed options) is subject to downward adjustment to the extent that claims are made against an escrow fund created at the time of the transaction.

    The consideration paid by Summit for the outstanding capital stock of Simulation Technologies pursuant to the Reorganization Agreement was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of Simulation Technologies.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF SIMULATION TECHNOLOGIES

         The Financial Information required to be filed pursuant to Item 7(a) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

    (b)  PRO FORMA FINANCIAL INFORMATION.

         The Pro Forma Financial Information required to be filed pursuant to
Item 7(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.


    (c)  EXHIBITS

           2.1     Agreement and Plan of Reorganization dated as of September
                   5, 1997.

           2.2 Certificate of Merger dated September 9, 1997, filed with the Secretary of State of Delaware on September 9, 1997.

           2.3 Articles of Merger dated September 9, 1997, filed with the Secretary of State of Minnesota on September 9, 1997.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   September 23, 1997                 SUMMIT DESIGN, INC.


                               /s/ C. Albert Koob
                               --------------------------------------
                              C. Albert Koob
                              Vice President of Finance
                               and Chief Financial Officer

                                  INDEX TO EXHIBITS

Exhibit
Number                  Description of Document
------                  -----------------------

      2.1     Agreement and Plan of Reorganization dated as of September 5,
              1997.

      2.2 Certificate of Merger dated September 9, 1997, filed with the Secretary of State of Delaware on September 9, 1997.

      2.3 Articles of Merger dated September 9, 1997, filed with the Secretary of State of Minnesota on September 9, 1997.